Exhibit 99.1

Chart Industries Announces Consolidation of Liquid Oxygen Therapy Operations

CLEVELAND, OH - April 5, 2010 (GLOBE NEWSWIRE) — Chart Industries, Inc. (NASDAQ: GTLS), a leading independent global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases, today announced that CAIRE, which operates under Chart’s BioMedical segment, plans to close its liquid oxygen therapy manufacturing operations in Plainfield, Indiana and relocate the manufacturing and customer service operations to a facility close to existing operations in Canton, Georgia where it manufactures the same product line. The Plainfield manufacturing and customer service operations were acquired in November as part of the acquisition of Covidien’s (NYSE:COV) liquid oxygen therapy business.

“Over the past five months since the acquisition of the liquid oxygen therapy business from Covidien we have been analyzing the most effective way to rationalize this business, as we previously disclosed. We have concluded that the consolidation of the manufacturing and customer service operations into our Canton, Georgia campus is the most cost effective solution to meet our customers’ needs,” stated Steve Shaw, President of Chart’s BioMedical Group.

“It is anticipated that it will take approximately 12 months to relocate the operations to Canton,” stated Mr. Shaw. Approximately 130 employees will be affected, and the Company will provide assistance to help employees seeking new jobs.

The anticipated restructuring costs associated with the closure of the Plainfield manufacturing operations and relocation of the operations to Canton were included in Chart’s 2010 earnings estimates that were announced when Chart reported 2009 year end results on February 24, 2010. As a result, the impact of this closure is included in the Company’s previously disclosed 2010 forecasted earnings guidance of $0.40 to $0.60 per fully diluted share, which includes expected charges of approximately $0.20 per share for restructuring, acquisition related and write-off of deferred financing costs.

Certain statements made in this news release are or imply forward-looking statements, such as statements concerning Chart’s plans, objectives, revenue, costs, performance, business trends, and other information that is not historical in nature. These statements are made based on management’s expectations concerning future events and are subject to factors and uncertainties that could cause actual results to differ materially. These factors and uncertainties include Chart’s ability to successfully integrate the Covidien oxygen therapy business, costs and operational challenges associated with new facilities, cyclicality of product markets, a delay or reduction in or loss of customer purchases, competition, the negative impacts of the recent global economic crisis, changes in government healthcare regulations and reimbursement policies, the regulation of products by the U.S. Food & Drug Administration and other governmental authorities, litigation and disputes involving Chart, and economic, political, business and market risks associated with global operations. For a discussion of these and additional factors that could cause actual results to differ from forward-looking statements, see Chart’s filings with the U.S. Securities and Exchange Commission, including Item 1A - Risk Factors, of Chart’s most recent Annual Report on Form 10-K. Chart undertakes no obligation to update or revise any forward-looking statement.

CAIRE is a leading respiratory care products provider for the home health care market, manufacturing a full line of liquid oxygen reservoirs and liquid oxygen portables sold under the Liberator(TM), Spirit(TM), Companion(TM) and HELiOS(TM) brands.

Chart is a leading global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases. The majority of Chart’s products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, the largest portion of which are energy-related. Chart has domestic operations throughout the United States and an international presence in Asia, Australia and Europe. For more information, visit: http://www.chart-ind.com.

For more information, click here: http://www.chart-ind.com/investor_relations.cfm/?b=1444&l=1

CONTACT:

Chart Industries, Inc.

Kenneth J. Webster

Chief Accounting Officer and Controller

216-626-1216

ken.webster@chart-ind.com